Exhibit 99.1

NEWS RELEASE

STANDEX INTERNATIONAL CORPORATION ■ SALEM, NH 03079 ■ TEL (603) 893-9701 ■ WEB www.standex.com

STANDEX ACQUIRES AMRAN INSTRUMENT TRANSFORMERS AND NARAYAN POWERTECH PVT., LTD.

●	Immediately Accretive to Revenue Growth, EBITDA Margin, Operating Margin, EPS and FCF
●	Amran/Narayan Grew Revenue at ~30% CAGR Over Last Three Years; Expects ~$100M of Revenue in CY 2024, with Adjusted EBITDA Margin Above 40%
●	Significantly Expands Presence in the Fast-Growing, High-Margin Electrical Grid End Market, Benefiting from Infrastructure Upgrades, Capacity Expansion and Data Center Demand
●	Standex’s Exposure to Fast Growth Markets Increases to ~25% of Sales on Pro-Forma FY 2024 Basis
●	Broadens Technology Platform and Capabilities to Expand Growth into Electronics’ Markets
●	Geographic Expansion with Engineering Expertise in India and Intellectual Property in Low to Medium Voltage Technologies

SALEM, N.H., October 29, 2024 /PRNewswire/ -- Standex International Corporation (NYSE:SXI) today announced that it has acquired, in separate transactions, privately-held US-based Amran Instrument Transformers and India-based Narayan Powertech Pvt. Ltd. (going forward referred to as “Amran/Narayan Group”) in cash and stock transactions. These transactions represent a combined enterprise value of approximately $462 million, comprised of 85% cash and 15% in Standex common stock for Amran Instrument Transformers and 90% cash and 10% in Standex common stock for Narayan Powertech Pvt. Ltd. The 10% share exchange related to Narayan Powertech Pvt. Ltd. is subject to India regulatory approval, which is expected to take up to six months. The cash consideration of the transactions was financed using cash-on-hand, existing credit facilities, and a $250 million 364-day term loan with existing lenders. The Company intends over the next several weeks to convert the 364-day term loan into exercise of the accordion feature under its existing credit facilities. Standex will remain committed to paying down debt and expects to reduce leverage below 1.0x net debt to EBITDA ratio within the first 24 months post-transaction.

With manufacturing locations in the United States and India, Amran/Narayan Group is a leading manufacturer of low voltage and medium voltage instrument transformers. Its custom product portfolio is specifically designed and developed in partnership with OEMs for their specific equipment related to electrical grid applications. Amran/Narayan Group’s products have been installed in over 50 countries around the world.

In calendar year 2024, Amran/Narayan Group estimates revenues of approximately $100 million with an adjusted EBITDA margin above 40%.

“As the largest acquisitions in the Company’s history, this is an exciting milestone for Standex,” said David Dunbar, President and Chief Executive Officer of Standex. “Amran/Narayan Group’s extensive low to medium voltage portfolio and engineering expertise fit within our strategy to accelerate growth in secular, fast growth end markets. The combination of Standex and Amran/Narayan Group continues Standex’s portfolio strategy of focusing our higher-margin business segments in faster-growing markets. With these acquisitions, Standex Electronics will now represent more than 50% of the Company, and we anticipate consolidated adjusted EBITDA margin expanding by over 200 basis points in the first full year as a combined company. We look forward to welcoming the entire Amran/Narayan Group team to our company.”

“Amran will operate as a key pillar of the combined companies’ low- to medium-voltage instrument transformers business,” said Bhargav Shah, Founder and President of Amran. “Both Standex and Amran have a centralized focus on long-term customer relationships and customer-specific new product development, and together, we are optimistic about our combined resources to accelerate growth in the electrical grid market.”

“The combination of Narayan Powertech and Standex creates a strong player in the transformer industry, with the ability to leverage a larger global footprint and portfolio breadth to create increased value for our customers,” added Chirag Shah, Founder and Managing Director of Narayan Powertech. “As part of the Narayan founding team, I am thrilled to continue the journey with other key team members as part of a global leader like Standex. We believe the combination will allow for expanded growth opportunities, supported by a seamless cultural fit.”

Transaction Highlights

The transactions are expected to be immediately accretive to Standex’s revenue growth, EBITDA margin, operating margin, earnings per share and free cash flow in the first full year post closing of the transactions, excluding any acquisition and integration related costs. Longer term, the combination is expected to create cross-selling opportunities given the companies’ complementary offerings.

Moving forward, Amran/Narayan Group’s founders and leadership team will remain with the combined company. Their entrepreneurial know-how, technical skills, and extensive experience across the transformer industry will benefit the combined company with its integration efforts, innovation roadmap, and future growth.

Amran/Narayan Group will be reported as part of Standex’s Electronics business segment.

Guggenheim Securities LLC is serving as financial advisor and Foley Hoag LLP and Lexygen are serving as legal counsel to Standex. Northern Edge Capital Advisors, LLC is serving as financial advisor and Chamberlain, Hrdlicka, White, Williams & Aughtry, P.C., and Khaitan & Co. are serving as legal counsel to Amran and Narayan.

Conference Call Details

Standex will host a conference call for investors today, October 29, 2024, at 10:00 a.m ET. On the call, David Dunbar, President, and CEO, and Ademir Sarcevic, CFO, will review these acquisitions together with the Company’s first quarter financial results and business and operating highlights. Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, “Events and Presentations,” located at www.standex.com.

A replay of the webcast will also be available on the Company’s website shortly after the conclusion of the presentation online through October 29, 2025. To listen to the teleconference playback, please dial in the U.S. (888) 660-6345 or (646) 517-4150 internationally; the passcode is 60631#. The audio playback via phone will be available through November 5, 2024. The webcast replay can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

About Standex

Standex International Corporation is a global multi-industry manufacturer in five broad business segments: Electronics, Engraving, Scientific, Engineering Technologies, and Specialty Solutions with operations in the United States, Europe, Canada, Japan, Singapore, Mexico, Brazil, Turkey, India, and China. For additional information, visit the Company's website standex.com.

About Amran and Narayan

Amran Instrument Transformers and Narayan Powertech Pvt. Ltd design and manufacture low voltage and medium voltage instrument transformers for products focused on the electrical grid, smart grid technology, data centers, and renewable energy systems. For additional information, visit the Company’s related websites at amranit.com and narayanpowertech.com.

Forward-Looking Statements

Statements contained in this Press Release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include, but are not limited to: the impact of pandemics and other global crises or catastrophic events on employees, our supply chain, and the demand for our products and services around the world; materially adverse or unanticipated legal judgments, fines, penalties or settlements; conditions in the financial and banking markets, including fluctuations in exchange rates and the inability to repatriate foreign cash; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, defense, transportation, food service equipment, consumer appliance, energy, oil and gas and general industrial markets; lower-cost competition; the relative mix of products which impact margins and operating efficiencies in certain of our businesses; the impact of higher raw material and component costs, particularly steel, certain materials used in electronics parts, petroleum based products, and refrigeration components; the impact of higher transportation and logistics costs, especially with respect to transportation of goods from Asia; the impact of inflation on the costs of providing our products and services; an inability to realize the expected cost savings from restructuring activities including effective completion of plant consolidations, cost reduction efforts including procurement savings and productivity enhancements, capital management improvements, strategic capital expenditures, and the implementation of lean enterprise manufacturing techniques; the potential for losses associated with the exit from or divestiture of businesses that are no longer strategic or no longer meet our growth and return expectations; the inability to achieve the savings expected from global sourcing of raw materials and diversification efforts in emerging markets; the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs; the inability to attain expected benefits from acquisitions and the inability to effectively consummate and integrate such acquisitions and achieve synergies envisioned by the Company; increased costs from acquisitions to improve and coordinate managerial, operational, financial, and administrative systems, including internal controls over financial reporting and compliance with the Sarbanes-Oxley Act of 2002, and other costs related to such systems in connection with acquired businesses; market acceptance of our products; our ability to design, introduce and sell new products and related product components; the ability to redesign certain of our products to continue meeting evolving regulatory requirements; the impact of delays initiated by our customers; our ability to increase manufacturing production to meet demand including as a result of labor shortages; the impact on our operations of any successful cybersecurity attacks; and potential changes to future pension funding requirements. For a more comprehensive discussion of these and other factors, see the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed with the SEC and available on the Company’s website. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

SOURCE: Standex International Corporation

For further information:

Christopher Howe

Director of IR

(773) 754-5394

e-mail: InvestorRelations@Standex.com

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